UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 29, 2016, ITC Holdings Corp. (the “Company”) entered into an Underwriting Agreement, dated as of June 29, 2016 (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein, in connection with the offer and sale of $400.0 million aggregate principal amount of its 3.25% Notes due 2026 (the “Notes”).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01                                           Other Events.

On June 29, 2016, ITC Holdings Corp. priced an offering of $400.0 million aggregate principal amount of its 3.25% Notes due 2026.

A copy of the press release, dated June 29, 2016, announcing the pricing of the Notes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of June 29, 2016, between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

99.1	Press release, dated June 29, 2016, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: June 30, 2016	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of June 29, 2016, between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

99.1	Press release, dated June 29, 2016, announcing the pricing of the Notes.